EXHIBIT 99.1

Tekmira and Collaborators Publish Positive Preclinical Ebola Survival Data in Nature Journal

Findings Validate Adaptability of siRNA-LNP to Rapidly Target Emerging Viral Strains

VANCOUVER, British Columbia, April 22, 2015 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR), an industry-leading therapeutic solutions company focused on developing a cure for chronic hepatitis B virus infection (HBV), announced today the publication of preclinical data highlighting positive results against Ebola virus Makona infection using a newly adjusted siRNA cocktail. The paper is titled, "Lipid Nanoparticle siRNA Treatment of Ebola Virus Makona-infected Nonhuman Primates," (Thi et al., Nature April 22, 2015, doi:10.1038/nature14442).

Tekmira, along with its collaborators at the University of Texas Medical Branch at Galveston, USA, jointly conducted a preclinical study demonstrating 100% survival of nonhuman primates infected with the West Africa Makona strain of Ebola virus, previously referred to as the Guinea strain. Complete survival was observed even when treatment did not begin until three days after viral exposure, a time point at which animals were five to six days away from death.

"We are pleased to report these preclinical efficacy results. As far as we are aware, these data are the first successful demonstration of anti-Ebola virus therapeutic efficacy against the Makona strain in nonhuman primates," said Dr. Mark Murray, Tekmira's President and CEO. "These results underscore the adaptability of our siRNA-LNP technology in response to emerging infections. In this case, we rapidly went from new viral sequence data availability, to clinical product adapted to the new Makona strain."

TKM-Ebola-Guinea (targeting the Makona strain), containing the adjusted siRNA cocktail used in the pre-clinical study, is currently being evaluated in a Phase II clinical study in Sierra Leone with results expected in the second half of 2015. The study is being conducted by the University of Oxford on behalf of the International Severe Acute Respiratory and Emerging Infection Consortium (ISARIC), with funding by the Wellcome Trust.

About TKM-Ebola-Guinea, an Anti-Ebola RNAi Therapeutic Targeting Ebola-Guinea

The Ebola virus Makona variant responsible for the current outbreak in West Africa shows sequence divergence from Central African Ebola virus variants, the original target of TKM-Ebola. The genomic sequence of Ebola virus Makona was determined from several viral isolates and published in the New England Journal of Medicine in October 2014. Tekmira developed a modified RNAi therapeutic, based on the Company's original TKM-Ebola investigational therapeutic, to specifically target the Makona variant. The new product, termed TKM-Ebola-Guinea, is designed to match the genomic sequence exactly, with two RNAi triggers. The ability to rapidly and accurately match the evolving genetic sequences of emerging infectious agents is one of the powerful features of RNAi therapeutics.

About University of Texas Medical Branch

Texas' first academic health center opened its doors in 1891 and today comprises four health sciences schools, three institutes for advanced study, a research enterprise that includes one of only two national laboratories dedicated to the safe study of infectious threats to human health, and a health system offering a full range of primary and specialized medical services throughout Galveston County and the Texas Gulf Coast region. UTMB Health is a component of the University of Texas System and a member of the Texas Medical Center.

About Oxford University's Medical Sciences Division

Oxford University's Medical Sciences Division is one of the largest biomedical research centres in Europe, with over 2,500 people involved in research and more than 2,800 students. The University is rated the best in the world for medicine, and it is home to the UK's top-ranked medical school. From the genetic and molecular basis of disease to the latest advances in neuroscience, Oxford is at the forefront of medical research. It has one of the largest clinical trial portfolios in the UK and great expertise in taking discoveries from the lab into the clinic. Partnerships with the local NHS Trusts enable patients to benefit from close links between medical research and healthcare delivery. A great strength of Oxford medicine is its long-standing network of clinical research units in Asia and Africa, enabling world-leading research on the most pressing global health challenges such as malaria, TB, HIV/AIDS and flu. Oxford is also renowned for its large-scale studies which examine the role of factors such as smoking, alcohol and diet on cancer, heart disease and other conditions.

About Wellcome Trust

The Wellcome Trust is a global charitable foundation dedicated to improving health. It provides more than £700 million a year to support bright minds in science, the humanities and the social sciences, as well as education, public engagement and the application of research to medicine. Its investment portfolio provides  independence to support such transformative work as the sequencing and understanding of the human genome, research that established front-line drugs for malaria, and Wellcome Collection, its free venue for the incurably curious that explores medicine, life and art. www.wellcome.ac.uk.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection (HBV). Our strategy is to target the three pillars necessary to develop a curative regimen for HBV, including suppressing HBV replication within liver cells, stimulating and reactivating the body's immune system so that it can mount an effective defense against the virus and, most importantly, eliminating the reservoir of viral genomic material known as covalently closed circular DNA, or cccDNA, that is the source of HBV persistence. Our portfolio of assets includes eight drug candidates for use in combination to develop a cure for HBV, and includes our product TKM-HBV currently in Phase 1 clinical studies.

We also have a pipeline of non-HBV assets in oncology, anti-viral and metabolic therapeutics that leverage our expertise in RNA interference (RNAi) therapeutics and leading Lipid Nanoparticle (LNP) technology. RNAi and LNP technology have the potential to generate new therapeutics that take advantage of the body's own natural processes to silence disease causing genes, or more specifically, to eliminate specific gene-products, from the cell. We intend to maximize the value of our non-HBV assets in the clinic, namely: TKM-PLK1 for advanced gastrointestinal neuroendocrine tumors, adrenocortical carcinoma and hepatocellular carcinoma; and TKM-Ebola, and TKM-Ebola-Guinea for Ebola virus disease; as well as our preclinical programs in metabolic disorders and other filoviruses.

Tekmira is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.tekmira.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements in this press release include statements about adapting a pre-existing siRNA drug to emerging viral strains and manufacturing a clinical product in as little as eight weeks; the expectation of results in the second half of 2015 from a TKM-Ebola-Guinea Phase II clinical study in Sierra Leone; Tekmira's LNP technology being the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers; Tekmira's strategy for discovering, developing and commercializing a cure for HBV; and Tekmira's intent to maximize the value of their non-HBV assets.

With respect to the forward-looking statements contained in this press release, Tekmira has made numerous assumptions regarding, among other things: the continued approval of the FDA; the effectiveness of pre-clinical and clinical studies; and continued economic and market stability. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the FDA may place restrictions on further clinical trials; other organizations may have made advancements in RNAi delivery technology that Tekmira is not aware of; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; and economic and capital market conditions may worsen.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Adam Cutler
         Senior Vice President, Corporate Affairs
         Phone: 604.419.3200
         Email: acutler@tekmira.com

         Julie P Rezler
         Director, Investor Relations
         and Corporate Communications
         Phone: 604.419.3200
         Email: jrezler@tekmira.com

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